DEFINITIVE INFORMATION STATEMENT
SECURITIES AND EXCHANGE COMMISSION

As filed with the Securities and Exchange Commission on November 28, 2008.

Registration No. 2-66073

Securities and Exchange Commission
Washington, D.C., 20549
Schedule 14C Information
Under
Reg. Section 240.14c-101

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

NRM INVESTMENT COMPANY
(Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
OF NRM INVESTMENT COMPANY

December 18, 2008

The annual meeting of the shareholders of NRM Investment Company is to be held at Philadelphia Country Club, Spring Mill Road, Gladwyne, Pennsylvania, on December 18, 2008 at 9:00 a.m.  Inquiries about the agenda for the meeting should be addressed to the Company’s assistant secretary, Edward Fackenthal at Suite 209, One Montgomery Plaza, Norristown, Pennsylvania, 19401, telephone (610) 279-3370 or email to him at edwardfackenthal@cs.com.

The principal executive office of NRM Investment Company is 280 Abrahams Lane Villanova, PA 19085.

We Are Not Asking You for a Proxy and
You are Requested Not To Send Us a Proxy.

This information statement and notice of the annual meeting of the shareholders will be mailed to shareholders of record on November 28, 2008.

Security Ownership of Certain Beneficial Owners and Management

The following individuals constitute the board of directors of the Company, its officers, as well as its largest shareholders.  Table I shows the information about the directors. These individuals, acting as a committee of the whole, together with First National Trust Company, Johnstown, PA serve as the Company’s administrators.

Note that in addition to being director, John H. McCoy is Chairman of the Board, President and Treasurer. Mr. McCoy has been a director of the Company since its inception as an investment company in 1979. Anthony Fisher is an interim appointment to the Board and acting Secretary; he replaces the late James Fisher who was secretary and a board member.  Board member George W. Connell is the principal officer of Haverford Financial Services, Inc., the Company’s proposed investment adviser. Mr. Connell has been a member since 1992.   Raymond Welsh is an interim appointment to the Board replacing the late Joseph Somers. Mr. Frabrizio has been a board member since 2007. Interim directors are appointed until the next annual meeting of the shareholders to replace departing or deceased directors. All directors stand for election yearly and are elected for a one-year term.  Officers serve for indefinite terms at the discretion of the directors.

The directors hold no other directorships in companies registered under the Securities Act.

Information for Table I regarding the shares these individuals own was furnished by First National Trust Company, Johnstown, PA, the Company’s custodian, administrator, transfer agent and provider of certain other services.

TABLE I

Name and Address	No of Shares	Percentage of Ownership
John H. McCoy 280 Abrahams Lane Villanova, PA 19035	2,817,679	78. 1%
Joseph Fabrizio 423 Weldon Drive West Chester, Pa., 19380	0	0
Raymond H. Welsh 1735 Market Street, 36th floor, Philadelphia, Pennsylvania 19103	0	0
George W. Connell #3 Radnor Corporate Ctr. Suite 450 100 Matsonford Road Radnor, PA 19087	344,879	9.6%
Anthony B. Fisher 116 Glenn Road Ardmore, Pennsylvania 19003		0

TABLE II – A -  Interested Directors

John H. McCoy and George W. Connell are "interested" directors as defined in the Investment Company Act of 1940.  Mr. McCoy owns 78.1% of the outstanding shares of the Company, is its chief executive officer and controls the Company.  Mr. Connell is the principal of the corporate parent of the investment adviser for the Company and owns 9.6% of the Company’s stock.

Name	Position with Registrant	Principal Occupation During Past Five Years
John H. McCoy (1)	Director, President Treasurer (1)	Former President of National Rolling Mills, Inc., a steel rolling plant; retired since 1984. Prior thereto, he was President and Director of National Rolling Mills Co. 86 years old.
George W. Connell	Director	Chairman and Chief Executive Officer of Haverford Trust Company, 72 years old.
(1) Served as President since the inception of the Company; as Treasurer since January 2001. Table II – B - Directors Who are not defined as “Interested Directors”
Joseph Fabrizio	Director	Accountant in active practice for a period in excess of five years with Rainer & Co. 50 years old
Raymond H. Welsh 1735 Market Street, 36th floor, Philadelphia, Pennsylvania 19103	Director	Director of TurboChef Technologies, Inc. Senior vice president of UBS Financial Services, Inc. 76 years old

Anthony B. Fisher 116 Glenn Road Ardmore, Pennsylvania 19003	Director, Secretary (2)	Principle of Risnychok and Associates Inc., an insurance agency specializing in surety and property and casualty insurance to the construction industry. 56 years old

(2) Started serving as secretary with his interim appointment as director this year

The company except for $400.00 per directors’ meeting attended does not compensate the officers and directors.  During the fiscal year ending August 31, 2008 there were four quarterly meetings. Three of the directors attended all of the meetings; one attended three of the four; and one (now deceased) attended one of the meetings.

The Company has no audit, compensation, or nominating committees and has no underwriter.

The Agenda for the Meeting

Announcements to the Shareholders

        The following are items of information expected to be announced to the shareholders; they will require no action.

Annual Report

        The Company’s annual report for the year ending August 31, 2008 was sent to shareholders of record on October 29, 2008; the Board and a representative of the Company’s investment adviser will be present in person to discuss the contents of the report with the shareholders. The report was also contained in the Registration Statement filed with the Securities and Exchange Commission on October 30, 2008. Any shareholder wishing a copy of the annual report may obtain the same without cost by calling Edward Fackenthal, counsel for the Company, collect, at (610) 279-3370, or email at edwardfackenthal@cs.com.

Further Employment of Officers and Other Service Providers

        Management will recommend to the Board, and the Board, if accepted, will announce its resolution to reappoint (1) John H. McCoy, Jr. to the positions of president and treasurer; (2) Anthony Fisher (if elected board member) to the position of secretary; (3) Edward Fackenthal to the position of assistant secretary, and (4) current counsel, custodian, transfer agent, and books and records administrator to their respective positions.

The Investment Adviser

        From December 9, 1992 through July 15, 1997 Rittenhouse Financial Services, Inc. ("RFS") served as the Company’s investment adviser.  On September 1, 1997 the John Nuveen Company acquired RFS.  The Company’s Board ratified an amendment to the advisery agreement assigning the investment advisery account and agreement from RFS to the Rittenhouse Trust Company. The Company’s shareholders approved the assignment at the next regular meeting.   The Rittenhouse Trust Company later changed its name to Haverford Trust Company (“HTC”). HTC organized a wholly owned Pennsylvania subsidiary corporation named Haverford Investment Management, Inc.(“HIM”) to perform its advisory services. HIM was qualified to act as an investment adviser for the Company under the Investment Advisers Act and the Investment Company Act and HTC contract was likewise assigned and approved by the Company shareholders to the subsidiary. In September 2008, HIM asked the Company’s consent to an assignment of its contract to another qualifying investment adviser, Haverford Financial Services, Inc.  (“HFS”).  HFS is under common control with HTC and its board consists of the same individuals as constituted HIM’s board. Through its own activities and that of its related companies, HIS can provide advisory, brokerage and other financial services to individual and institutional clients. The offices of the adviser are at Suite 450, No. 3 Radnor Corporate Center, Radnor, PA 19087.

        HTC and its related companies, just identified, have been engaged as an adviser to the Company to render opinions on best price and execution for trades executed in the account. They opined on the suitability of security purchases and trading activity to meet the goals and objectives of the Board and shareholders. HTC’s officers have had 25 years of experience in managing or advising clients’ fixed income assets as well as a long history of working with the Company.  Their experience in trading with a wide variety of Wall Street firms gave the Board a broad view of trading effectiveness.  Its research contacts on Wall Street, in addition to its in-house capabilities, gave the Board a unique perspective on economics and forecasts of future rate movements. HFS’s officers are all officers of HTC who traditionally rendered advisory services to the Company. Attached is a listing of HIS’s directors.

        HFS, if approved by the shareholders at the Company’s meeting, will furnish investment advice to the Board, still recognizing that the adviser acts on a fully discretionary basis. The Board acting for the Company as a committee of the whole oversees the activities of the adviser. The contract, if approved by the shareholders, will be terminable upon notice by the Company, and upon 30 days notice by the adviser. No further changes in the contract are expected for the coming year; compensation for the adviser for the past year and for the coming year was, and is expected to be, at the annual rate of .30% of the Company's portfolio value measured quarterly. No funds were paid to an affiliated broker.

The last submission of the advisory contract to the shareholders was at the 2007 annual meeting taking place on December 17, 2007.

Status of Environmental Proceedings

        Counsel for the Company will report upon environmental proceedings that may affect the Company.

Action by the Shareholders

Tabulation of Shareholders

        There are, as of the record date, 3,608,425 outstanding shares of the Company, held in one class by 108 shareholders.  Each share is entitled to one vote. At the meeting, the Secretary shall tabulate the number of shareholders present in person or by proxy, add the number of shares they represent, collectively, and shall make a determination whether such shares are sufficient for the transaction of business.  There are not expected to be "broker non-votes" or abstentions.  Should sufficient shares be thus represented, the Chairman will proceed with the following business:

I Election of Directors

        The Chairman of the meeting will entertain nominations for directors for the ensuing year.  Nominations by management will be full-year board members John H. McCoy, Jr., Joseph Fabrizio, and George W. Connell and interim directors Anthony Fisher and Raymond Welsh,.  The directors will be elected by a simple majority vote; shareholders are not entitled to accumulate their votes.

        At the close of nominations, there will be an appointment of a judge of elections, if requested by the shareholders, the appointment to be a non-candidate appointed by the Chairman.  Thereafter there will be a vote by shareholders for directors by ballot or voice vote.

II Employment of Auditors and Audit Fees

        The board has reviewed the performance of Beard Miller Company, LLP, Harrisburg, Pennsylvania, as the Company’s auditor for the fiscal year ending August 31, 2008 and will recommend to the shareholders that they re-employ the auditor for the fiscal year ending August 31, 2009. No representative of the auditor’s firm is expected to be present at the meeting. For the audit of the Company’s annual financial statements for the most recent fiscal year the auditor billed $18,500.  The firm provides only audit services and provides no services to the investment adviser. Based thereon, the directors are satisfied that the auditor will be able to maintain its required independence.

III Apointment of Investment Adviser

Based upon the information noted above in the announcement to shareholders, the Board will submit to the shareholders the appointment of Haverford Financial Services, Inc. as the Company’s investment adviser. It may also submit the appointment of additional advisers or sub-advisers to assist in carrying out the new investment objective.

IV Certification by Access Persons

Pursuant to the Ethics rules adopted by the Company, the shareholders/directors who are access persons within the meaning of the Code, the Investment Company Act and the regulations thereunder, certify that they have duly reported investment information to the Company’s compliance officer and have otherwise abided by the Code requirements.

        The Company will entertain any other business that is properly presented to the shareholders.

Edward Fackenthal
Assistant Secretary

The Haverford Financial Services Directors

Board Chairman:   Joseph J. McLaughlin, Jr.
Board Vice-Chairman George W. Connell
Other Board Members:

        Binney H.C. Wietlisbach
        Henry B. Smith

3 Radnor Corporate Center
Suite 450
Radnor, PA 19087